Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated November 29, 2007, relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Boston, Massachusetts
October 3, 2008